Investing in America's largest and fastest growing industry.[1]

Third Quarter 2015 and Recent Accomplishments

- The company declared and paid daily distributions equal to an annualized rate of 6.0 percent to stockholders of record, based upon a $10.00 per share purchase price, from July 1 to Sept. 30, 2015.
- Completed third quarter acquisitions totaling approximately $180.1 million, which resulted in portfolio growth of approximately 19 percent during the quarter, from approximately $942.8 million as of June 30, 2015 to approximately $1.1 billion as of Sept. 30, 2015[2].
- Subsequent to the close of the third quarter, the company completed the acquisition of Trilogy Investors; a skilled nursing facility in Washington, D.C.; an additional senior housing facility to its existing Crown Senior Care Portfolio in the United Kingdom; and a commercial mortgage-backed debt security for an aggregate purchase price of $924.8 million. As of December 1, 2015, the company has acquired a diversified portfolio of healthcare real estate and real estate-related investments for an aggregate purchase price of approximately $2.0 billion.
- As of Sept. 30, 2015, the company's RIDEA[3] properties achieved an aggregate average occupancy of 88.2 percent. The company's non-RIDEA properties achieved an aggregate average occupancy of 95 percent and weighted average remaining lease term of 8.1 years, while total portfolio leverage[4] was 5.8 percent.
- Modified funds from operations, or MFFO, as defined by the Investment Program Association, or the IPA, equaled $10.2 million for the quarter ended Sept. 30, 2015, representing year-over-year growth of approximately 144,943 percent compared to $7,000 during the third quarter 2014. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, equaled $(451,000) during the third quarter 2015, representing improvement by approximately 66 percent over third quarter 2014 FFO of $(1.3) million. Negative FFO is due largely to the significant acquisition related expenses incurred during the quarter. (Please see financial reconciliation tables and notes at the end of this Investor Update for more information regarding MFFO and FFO.)
- Net operating income, or NOI, totaled $14.9 million for the quarter ended Sept. 30, 2015, representing an increase of approximately 3,961 percent over third quarter 2014 NOI of $368,000. Net loss during the quarter was $17.9 million, compared to a net loss of $1.6 million during the third quarter 2014. Net loss is due largely to acquisition related expenses in connection with the purchase of the company's properties, as well as depreciation and amortization expense of the properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes at the end of this Investor Update for more information regarding NOI and net loss.)

GRIFFIN-AMERICAN HEALTHCARE REIT III

Investor Update

LETTER FROM THE CHAIRMAN

DECEMBER 15, 2015



Dear Fellow Stockholder:

As we approach the end of 2015, we wanted to provide you with an update on what has been a very eventful year for Griffin-American Healthcare REIT III.

As you probably know, we terminated our initial public offering earlier this year after raising more than $1.8 billion.

Since that time, we have remained focused on identifying and acquiring accretive investments to add to our portfolio of healthcare real estate. We believe we have been remarkably successful in this pursuit, having built a diversified portfolio valued at approximately $2 billion[5] since our first acquisition in June 2014. More than $1.7 billion of those acquisitions have been completed during 2015.

Most importantly, earlier this month we completed the acquisition of Trilogy Investors, LLC, the parent company of Trilogy Health Services, via a joint venture with NorthStar Healthcare Income for a purchase price that is based on a total company valuation of approximately $1.125 billion. Griffin-American Healthcare REIT III owns approximately 70 percent of the joint venture and acts as its manager.

Founded in 1997, Trilogy is a leading owner-operator of purpose-built integrated senior healthcare campuses throughout the states of Indiana, Ohio, Michigan and Kentucky. During the course of its 18-year history, Trilogy has experienced consistent growth primarily through the development of new campuses and consumer needs-driven upgrades of existing ones. Trilogy now operates a total of 97 properties comprised of more than 10,000 beds, most of which were either built or substantially renovated in the past 10 years. Trilogy's integrated senior health campuses offer a range of care and accommodations, including assisted living, memory care, independent living and skilled nursing services.

Trilogy and its management team, which will remain in place, are among the most respected operators in the senior care industry. Through good times and bad, Trilogy has performed well and achieved consistent growth, year after year. We could not be more pleased to have them as part of our company.

In addition to our rapid expansion, our portfolio continues to perform well (see "Third Quarter 2015 and Recent Accomplishments"). The occupancy of our portfolio is very high and our net operating income, modified funds from operations, and other important metrics continue to improve with the expansion of our portfolio.

Frankly, it has been an extraordinarily eventful and successful year for Griffin-American Healthcare REIT III. Looking forward to 2016, we expect to continue to expand our portfolio and complete its buildout. As one of the largest individual investors in this company, I am excited by our progress and look forward to the future with great enthusiasm. As always, we will report back to you on a regular basis regarding our progress as we pursue our strategic plan on your behalf.

Happy holidays to you and yours,

Jeff Hanson

Jeff Hanson
Chairman and Chief Executive Officer
Griffin-American Healthcare REIT III

1) U.S. Department of Labor, Bureau of Labor Statistics, "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted;" and U.S. Department of Labor, Bureau of Labor Statistics, "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment," http://www.bls.gov, 9 January 2015.
2) Based on aggregate purchase price of real estate and real estate-related investments acquired as of September 30, 2015.
3) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
4) Total debt divided by total assets.
5) Based on aggregate purchase price of real estate and real estate-related investments acquired as of December 1, 2015.

PORTFOLIO AT-A-GLANCE

As of December 1, 2015, except where noted.

PORTFOLIO SUMMARY			
		Percentage Leased[3][4][5]:	95.0%
Aggregate Purchase Price[1]:	$ 2.0 billion	Weighted Average Remaining Lease Term[3][4]:	8.1 years
Buildings[2]:	168	Leverage Ratio[6]:	24.5%
Total Square Feet[2]:	10.6 million	Portfolio Cap Rate:	7.3%

COMPLETE LIST OF PROPERTY ACQUISITIONS

Acquisition	Property Type	Acquisition Date	Location	Sq Ft	Leased %[3]	Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	90%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	89%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	87%	$12,000,000
Mt. Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	97%	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	98%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	92%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	461,000	93%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	94%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan & Jun 2015	NC	158,000	100%	$68,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt. Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	100%	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	28,000	100%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	90%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	91%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing - RIDEA	May, Jun & Nov 2015	IN, MI	585,000	(5)	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	97%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing - RIDEA	May 2015	NE	282,000	(5)	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing - RIDEA	Jun 2015	PA	260,000	(5)	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015	Waterloo, IL	41,000	100%	$12,272,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	88%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing - RIDEA	Sept 2015	North Chesterfield, VA	210,000	(5)	$64,000,000
Crown Senior Care Portfolio	Senior Housing	Sept & Oct 2015	Isle of Man & United Kingdom	66,500	100%[7]	$27,880,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington D.C.	134,000	100%[7]	$40,000,000
Trilogy Healthcare	Integrated Campuses[8]	Dec 2015	KY, MI, IN, OH	6,497,000[2]	92%[9]	$760,356,000[10]

(1) Based on purchase price of real estate investments and real estate-related investments, as of December 1, 2015.
(2) Includes owned, leased and joint venture properties, inclusive of 97 Trilogy Healthcare campuses.
(3) As of September 30, 2015.

PROPERTY MAP



LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing - RIDEA
Skilled Nursing
Integrated Campuses

PORTFOLIO ASSET MIX

(based on purchase price)



Real Estate-Related Investments 7.1%
Trilogy Healthcare 38.0%
Senior Housing (RIDEA) 14.6%
Hospitals 7.2%
Skilled Nursing 2.0%
Senior Housing (leased) 5.9%
Medical Office Buildings 25.2%

ACQUISITIONS BY QUARTER



$353.7 MILLION
$311.3 MILLION
$180.1 MILLION
$878.1 MILLION
Q1 2015
Q2 2015
Q3 2015
10/1/15 - 12/1/15

(4) Excludes Trilogy Healthcare and properties operated utilizing a RIDEA structure.

(5) The leased percentage for our 1,466 resident units of our properties operated utilizing a RIDEA structure was 88.2% as of September 30, 2015.

(6) Total estimated consolidated debt divided by total estimated consolidated assets of Griffin-American Healthcare REIT III.

(7) Washington D.C. SNF and one property from the Crown Senior Care Portfolio had not been acquired as of September 30, 2015. Occupancy reported is as of the acquisition date of the property.

(8) Integrated campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses.

(9) Trilogy Healthcare had not been acquired as of September 30, 2015. The occupancy reflected is as of September 30, 2015 and excludes 21 properties currently still in lease-up and operating for 24 months or less; occupancy for those 21 properties as of September 30, 2015 was 64.9%.

(10) Represents our portion of the purchase price in Trilogy Healthcare.

FFO and MFFO Reconciliation

	Three months ended September 30, 2015	Three months ended September 30, 2014
Net loss	$ (17,941,000)	$ (1,593,000)
Add:		
Depreciation and amortization — consolidated properties	14,986,000	255,000
Less:		
Net loss attributable to noncontrolling interest	2,504,000	–
Depreciation and amortization related to noncontrolling interest	–	–
FFO	$ (451,000)	$ (1,338,000)
Acquisition related expenses (1)	$ 11,953,000	$1,400,000
Amortization of above and below market leases (2)	253,000	16,000
Amortization loan costs (3)	150,000	–
Change in deferred rent receivables (4)	(1,135,000)	(71,000)
Foreign currency loss (5)	1,887,000	–
Adjustments for noncontrolling interests (6)	(2,504,000)	–
MFFO	$ 10,153,000	$ 7,000
Weighted average common shares outstanding — basic and diluted	189,099,028	11,935,505
Net loss per common share — basic and diluted	$ (0.09)	$ (0.13)
FFO per common share — basic and diluted	–	$ (0.11)
MFFO per common share — basic and diluted	$ 0.05	–

Net Operating Income Reconciliation

	Three months ended September 30, 2015	Three months ended September 30, 2014
Net loss	**$ (17,941,000)**	**$ (1,593,000)**
General and administrative	3,184,000	281,000
Acquisition related expenses	11,953,000	1,400,000
Depreciation and amortization	14,986,000	255,000
Interest expense	898,000	44,000
Foreign currency loss	1,887,000	–
Interest income	(352,000)	(19,000)
Income tax expense	330,000	–
Net operating income	**$ 14,945,000**	**$ 368,000**

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2) Under GAAP, above and below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan costs are amortized over the term of the notes receivable as an adjustment to the yield on the notes receivable. This may result in income recognition that is different than the contractual cash flows under the notes receivable. By adjusting for the amortization of the loan costs related to our real estate notes receivable, MFFO may provide useful supplemental information on the realized economic impact of the notes receivable terms, providing insight on the expected contractual cash flows of such notes receivable, and aligns results with our analysis of operating performance.

(4) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, excluding the impact of foreign currency translation adjustments, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(6) Includes all adjustments to eliminate the noncontrolling interests' share of the adjustments described in Notes (1) - (5) to convert our FFO to MFFO.


UMC
PROVIDENCE



Source: Mt. Juliet TN Medical Office Building, Mount Juliet, TN (Left Photo), Paoli PA Medical Plaza, Paoli, PA (Right Photo)